Booz | Allen | Hamilton® BOOZ ALLEN HAMILTON ANNOUNCES THIRD QUARTER FISCAL 2022 RESULTS + Company Delivers Revenue Increase of 6.6 percent over the Prior Year Period to $2.0 billion, and Revenue, Excluding Billable Expenses1 Growth of 6.2 percent + Excellent Bottom-Line Performance Across Adjusted EBITDA Margin1, Backlog and Book-to-Bill + Diluted Earnings Per Share of $0.95 and Adjusted Diluted Earnings Per Share1 of $1.02 + 19.2 percent Increase in Total Backlog to $27.8 billion; Book-to-Bill of 0.39x + 6.8 percent Year-Over-Year Headcount Growth and 0.8 percent Headcount Growth Since Prior Quarter + Increases Quarterly Dividend by $0.06 to $0.43 per Share + Updates Top Line Guidance from 7.0 – 10.0 percent Revenue Growth to 5.7 – 7.2 percent Revenue Growth; Reaffirms Bottom Line Guidance of $4.10 – $4.30 Adjusted Diluted Earnings Per Share1 "We remain on track to deliver another year of growth. Our bottom-line results and margins were excellent, while we had slower revenue growth than expected this quarter. With growing headcount and strong demand for our services, we continue to align with our Investment Thesis – leveraging our position at the intersection of mission and innovation to deliver exceptional results for employees, clients, and shareholders." — HORACIO ROZANSKI President and Chief Executive Officer McLean, Virginia; January 28, 2022 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the third quarter of fiscal 2022. In the third quarter of fiscal 2022, the Company delivered strong overall performance with Adjusted EBITDA1 margin expansion, headcount growth, and quarterly backlog growth, positioning the Company for full fiscal year momentum in line with its three- year Investment Thesis beginning fiscal year 2023. The Company experienced slower than expected revenue growth in the third quarter of fiscal 2022 due to factors related to the COVID-19 pandemic and U.S. governmental budget uncertainty, and lowered full fiscal year guidance on revenue and cash from operating activities, while increasing Adjusted EBITDA Margin on Revenue1 guidance and maintaining guidance on Adjusted Diluted EPS1. The Company reported the following third quarter fiscal 2022 results as compared to third quarter fiscal 2021: quarterly revenue growth of 6.6 percent and a 6.2 percent quarterly increase in Revenue, Excluding Billable Expenses1; Net Income decreased by 10.8 percent to $128.8 million, and Adjusted Net Income1 decreased by 5.5 percent to $137.0 million; Adjusted EBITDA1 increased 8.1 percent to $222.1 million; Adjusted EBITDA Margin on Revenue1 was 10.9 percent; and Diluted EPS was $0.95, down $0.08 or 7.8 percent, while Adjusted Diluted EPS1 was $1.02, down $0.02 or 1.9 percent. 1 THIRD QUARTER FY22 (changes are compared to prior fiscal year period) REVENUE: $2.03B +6.6 % EX. BILLABLE EXPENSES1: $1.41B +6.2 % OPERATING INCOME: $177.2M (3.8) % ADJ. OPERATING INCOME1: $194.4M +5.5 % NET INCOME: $128.8M (10.8) % ADJUSTED NET INCOME1: $137.0M (5.5) % EBITDA: $216.8M +5.6 % ADJUSTED EBITDA1: $222.1M +8.1 % DILUTED EPS: $0.95 down from $1.03 ADJUSTED DILUTED EPS1: $1.02 down from $1.04 FINANCIAL SUMMARY Third quarter ended December 31, 2021 - A summary of Booz Allen’s results for the third quarter of fiscal 2022 is below. All comparisons are to the prior year period. A description of key drivers can be found in the Company’s Earnings Call Presentation for the third quarter posted on investors.boozallen.com.

Compared to third quarter of fiscal 2021, in third quarter of fiscal 2022 total backlog increased by 19.2 percent to $27.8 billion and the quarterly book-to-bill ratio was 0.39x. As of December 31, 2021, total headcount was 1,887 higher than at the end of the prior year period, an increase of 6.8 percent, and 225 higher than the end of the prior quarter.

Net cash provided by operating activities was $481.2 million for the nine months ended December 31, 2021, as compared to $799.0 million in the prior year period. Free cash flow[1] for the nine months ended December 31, 2021 was $429.5 million, as compared to $744.9 million in the prior year period.

The Company declared a regular quarterly dividend of $0.43 per share, which is payable on March 2, 2022 to stockholders of record on February 11, 2022.

Additionally, the Company released its Environmental, Social, Governance (ESG) Impact Report, following an expanded reporting framework and ESG management approach aligned with long-term growth strategy and sustainable value creation for stakeholders.

FINANCIAL OUTLOOK

The Company is updating its original guidance issued May 21, 2021, as noted below:

OPERATING PERFORMANCE	UPDATED FISCAL 2022 GUIDANCE	ORIGINAL FISCAL 2022 GUIDANCE
Revenue Growth	5.7 – 7.2%	7.0 – 10.0%
Adjusted EBITDA Margin on Revenue	Approximately 11%	Mid 10%
Adjusted Diluted EPS[2]	$4.10 – $4.30	$4.10 – $4.30
Net Cash Provided by Operating Activities	$700 – $750 million	$800 – $850 million

CONFERENCE CALL INFORMATION

Booz Allen Hamilton will host a conference call at 8 a.m. EST on Friday, January 28, 2022, to discuss the financial results for its third quarter fiscal 2022. Analysts and institutional investors may participate on the call by dialing (877) 375-9141, International: +1 (253) 237-1151, using the passcode 2942956. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton website at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EST on January 28, 2022 and continuing for 30 days.

[1] Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail.

[2] Assumes an effective tax rate of 22–24%; an average share count of 134–137 million, and interest expense of $92–95 million.

ABOUT BOOZ ALLEN HAMILTON

For more than 100 years, military, government, and business leaders have turned to Booz Allen Hamilton to solve their most complex problems. As a consulting firm with experts in analytics, digital solutions, engineering, and cyber, we help organizations transform. We are a key partner on some of the most innovative programs for governments worldwide and trusted by its most sensitive agencies. We work shoulder-to-shoulder with clients, using a mission-first approach to choose the right strategy and technology to help them realize their vision.

With global headquarters in McLean, Virginia, our firm employs nearly 29,500 people globally as of December 31, 2021, and had revenue of $7.9 billion for the 12 months ended March 31, 2021. To learn more, visit www.boozallen.com. (NYSE: BAH)

YEAR-TO-DATE FY22

(changes are compared to prior fiscal year period)

REVENUE:
$6.13B **+4.2 %**

EX. BILLABLE EXPENSES[1]:
$4.31B **+3.8 %**

OPERATING INCOME:
$536.8M **(8.0)%**

ADJ. OPERATING INCOME[1]:
$651.4M **+11.6 %**

NET INCOME:
$375.8M **(8.3)%**

ADJUSTED NET INCOME[1]:
$453.0M **+8.3 %**

EBITDA:
$641.8M **(0.7)%**

ADJUSTED EBITDA[1]:
$729.9M **+12.9 %**

DILUTED EPS:
$2.76 **down from $2.93**

ADJUSTED DILUTED EPS[1]:
$3.35 **up from $3.01**

2

NON-GAAP FINANCIAL INFORMATION “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. “Adjusted Operating Income” represents operating income before financing transaction costs, supplemental employee benefits due to COVID-19 and acquisition- related costs, including significant acquisition amortization. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non- recurring nature or because they result from an event of a similar nature. “Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including financing transaction costs, supplemental employee benefits due to COVID-19, and acquisition- related costs. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income before: (i) acquisition costs, (ii) financing transaction costs, (iii) supplemental employee benefits due to COVID-19, (iv) significant acquisition amortization, (v) gains associated with equity method investment activities, (vi) research and development tax credits, (vii) release of income tax reserves, (viii) loss on debt extinguishment and (ix) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non- recurring nature or because they result from an event of a similar nature. Booz Allen views Adjusted Net Income as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two- class method as disclosed in the footnotes to the condensed consolidated financial statements of the Company's Form 10-K for the fiscal year end March 31, 2021. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These non-GAAP measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These non-GAAP measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. 3

Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not recognized measurements under GAAP and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted Earnings per Share, and net cash provided by operating activities to Free Cash Flow, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS as measures of operating results, each as defined under GAAP, and (iii) use Free Cash Flow, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward- looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2022. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. In addition, our expectations for Adjusted EBITDA Margin on Revenue for fiscal 2022 is presented under "Financial Outlook" above and management may discuss its expectation for Adjusted EBITDA Margin on Revenue for fiscal 2025 from time to time. A reconciliation of Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include: • any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; • changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support or as a result of the U.S. administration transition; • efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints, and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts; • delayed funding of our contracts due to uncertainty relating to funding of the U.S. government and a possible failure of Congressional efforts to approve funding of the U.S. government beyond February 18, 2022 and to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or timing of government funding and spending; • U.S. government shutdowns as a result of the failure by elected officials to fund the government; 4

5 • failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation (FAR), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; • the effects of COVID-19, and other pandemics or widespread health epidemics, including disruptions to our workforce and the impact on government spending and demand for our solutions, as well as the impact of our Company policy requiring full COVID-19 vaccinations of all employees, except for employees who qualify for medical or religious exemptions; • our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us; • variable purchasing patterns under U.S. government General Services Administration Multiple Award schedule contracts, or GSA, schedules, blanket purchase agreements and indefinite delivery, indefinite quantity, or IDIQ, contracts; • the loss of GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; • changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; • changes in estimates used in recognizing revenue; • our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; • internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal cyber attacks on our network and internal systems; • risks related to the implementation and operation of new financial management systems; • an inability to attract, train, or retain employees with the requisite skills and experience; • an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances and/or effectively manage our cost structure; • the loss of members of senior management or failure to develop new leaders; • misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients’ sensitive or classified information; • increased competition from other companies in our industry; • failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; • inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; • failure to comply with special U.S. government laws and regulations relating to our international operations; • risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; • risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; • the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; • risks related to completed and future acquisitions and dispositions, including our ability to realize the expected benefits from such acquisitions and dispositions; • the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters; • risks inherent in the government contracting environment; • continued efforts to change how the U.S. government reimburses compensation-related costs and other expenses or otherwise limits such reimbursements and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; • increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; • the size of our addressable markets and the amount of U.S. government spending on private contractors; • risks related to our indebtedness and credit facilities which contain financial and operating covenants; and • the impact of changes in accounting rules and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on May 21, 2021 and our Quarterly Report on Form 10-Q filed with the SEC on January 28, 2022. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. 5

Exhibit 1 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Operations (UNAUDITED) 6 Three Months Ended December 31, Nine Months Ended December 31, (Amounts in thousands, except per share data) 2021 2020 2021 2020 Revenue $ 2,030,520 $ 1,904,020 $ 6,125,624 $ 5,879,658 Operating costs and expenses: Cost of revenue 929,568 866,771 2,840,044 2,758,270 Billable expenses 621,550 577,059 1,817,215 1,729,788 General and administrative expenses 262,614 254,820 826,606 745,375 Depreciation and amortization 39,576 21,113 104,923 62,860 Total operating costs and expenses 1,853,308 1,719,763 5,588,788 5,296,293 Operating income 177,212 184,257 536,836 583,365 Interest expense (23,677) (20,878) (69,201) (60,900) Other income (expense), net 5,401 2,604 11,716 (10,266) Income before income taxes 158,936 165,983 479,351 512,199 Income tax expense 30,090 21,612 103,569 102,418 Net income $ 128,846 $ 144,371 $ 375,782 $ 409,781 Net loss attributable to non-controlling interest (85) — (85) — Net income attributable to common stockholders 128,931 144,371 375,867 409,781 Earnings per common share: Basic $ 0.96 $ 1.04 $ 2.77 $ 2.95 Diluted $ 0.95 $ 1.03 $ 2.76 $ 2.93 6

Exhibit 2 Booz Allen Hamilton Holding Corporation Condensed Consolidated Balance Sheets (Amounts in thousands, except share and per share data) December 31, 2021 March 31, 2021 (Unaudited) Assets Current assets: Cash and cash equivalents $ 642,709 $ 990,955 Accounts receivable, net 1,618,494 1,411,894 Prepaid expenses and other current assets 93,937 233,323 Total current assets 2,355,140 2,636,172 Property and equipment, net of accumulated depreciation 195,515 204,642 Operating lease right-of-use assets 229,041 239,374 Intangible assets, net of accumulated amortization 664,640 307,128 Goodwill 2,021,931 1,581,160 Other long-term assets 477,766 531,125 Total assets $ 5,944,033 $ 5,499,601 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 68,379 $ 77,865 Accounts payable and other accrued expenses 796,438 666,971 Accrued compensation and benefits 404,678 425,615 Operating lease liabilities 50,717 54,956 Other current liabilities 72,142 65,698 Total current liabilities 1,392,354 1,291,105 Long-term debt, net of current portion 2,747,892 2,278,731 Operating lease liabilities, net of current portion 250,792 263,144 Deferred tax liabilities 242,859 364,461 Other long-term liabilities 235,882 230,984 Total liabilities 4,869,779 4,428,425 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 163,721,966 shares at December 31, 2021 and 162,950,606 shares at March 31, 2021; outstanding, 133,427,292 shares at December 31, 2021 and 136,246,029 shares at March 31, 2021 1,637 1,629 Treasury stock, at cost — 30,294,674 shares at December 31, 2021 and 26,704,577 shares at March 31, 2021 (1,515,903) (1,216,163) Additional paid-in capital 620,632 557,957 Retained earnings 1,981,715 1,757,524 Accumulated other comprehensive loss (17,054) (29,771) Total Booz Allen stockholders' equity 1,071,027 1,071,176 Non-controlling interest 3,227 — Total stockholders’ equity 1,074,254 1,071,176 Total liabilities and stockholders’ equity $ 5,944,033 $ 5,499,601 77

Exhibit 3 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Cash Flows (UNAUDITED) 8 Nine Months Ended December 31, (Amounts in thousands) 2021 2020 Cash flows from operating activities Net income $ 375,782 $ 409,781 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 104,923 62,860 Noncash lease expense 41,718 40,861 Stock-based compensation expense 45,187 40,972 Amortization of debt issuance costs 3,463 3,302 Loss on debt extinguishment 2,515 13,239 Gains on dispositions, and other (3,564) (3,479) Gains associated with equity method investment activities (12,761) — Changes in assets and liabilities: Accounts receivable, net (150,156) 38,270 Deferred income taxes and income taxes receivable / payable 38,453 36,902 Prepaid expenses and other current and long-term assets (19,953) (3,656) Accrued compensation and benefits (5,371) 76,658 Accounts payable and other accrued expenses 88,529 125,887 Other current and long-term liabilities (27,614) (42,638) Net cash provided by operating activities 481,151 798,959 Cash flows from investing activities Purchases of property, equipment, and software (51,608) (54,033) Payments for business acquisitions, net of cash acquired (780,213) — Payment for minority investment in entity — (72,152) Payment for cost method investment (3,000) — Proceeds from sales of assets, net of payment — 3,330 Other investing activities (427) — Net cash used in investing activities (835,248) (122,855) Cash flows from financing activities Proceeds from issuance of common stock 17,240 13,948 Stock option exercises 3,558 10,193 Repurchases of common stock (315,148) (143,354) Cash dividends paid (151,664) (129,862) Debt extinguishment costs — (8,971) Repayments on revolving credit facility and term loan (95,162) (508,399) Net proceeds from debt issuance 487,027 691,496 Proceeds from revolving credit facility 60,000 — Other financing activities — (1,755) Net cash provided by (used in) financing activities 5,851 (76,704) Net (decrease) increase in cash and cash equivalents (348,246) 599,400 Cash and cash equivalents — beginning of period 990,955 741,901 Cash and cash equivalents — end of period $ 642,709 $ 1,341,301 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 34,185 $ 39,737 Income taxes $ 62,142 $ 69,374 8

Exhibit 4 - Booz Allen Hamilton Holding Corporation

Non-GAAP Financial Information
(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Nine Months Ended December 31, 2021	Nine Months Ended December 31, 2020
Revenue, Excluding Billable Expenses				
Revenue	$ 2,030,520	$ 1,904,020	$6,125,624	$ 5,879,658
Less: Billable expenses	621,550	577,059	1,817,215	1,729,788
Revenue, Excluding Billable Expenses	$ 1,408,970	$ 1,326,961	$4,308,409	$ 4,149,870
Adjusted Operating Income				
Operating Income	$ 177,212	$ 184,257	$ 536,836	$ 583,365
Acquisition costs (a)	5,346	—	85,815	—
Financing transaction costs (b)	—	—	2,348	—
COVID-19 supplemental employee benefits (c)	—	68	—	577
Significant acquisition amortization (d)	$ 11,884	$ —	$ 26,410	$ —
Adjusted Operating Income	$ 194,442	$ 184,325	$ 651,409	$ 583,942
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 128,846	$ 144,371	$ 375,782	$ 409,781
Income tax expense	30,090	21,612	103,569	102,418
Interest and other, net (e)	18,276	18,274	57,485	71,166
Depreciation and amortization	39,576	21,113	104,923	62,860
EBITDA	$ 216,788	$ 205,370	$ 641,759	$ 646,225
Acquisition costs (a)	5,346	—	85,815	—
Financing transaction costs (b)	—	—	2,348	—
COVID-19 supplemental employee benefits (c)	—	68	—	577
Adjusted EBITDA	$ 222,134	$ 205,438	$ 729,922	$ 646,802
Adjusted EBITDA Margin on Revenue	10.9 %	10.8 %	11.9 %	11.0 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	15.8 %	15.5 %	16.9 %	15.6 %
Adjusted Net Income				
Net income	$ 128,846	$ 144,371	$ 375,782	$ 409,781
Acquisition costs (a)	5,346	—	85,815	—
Financing transaction costs (b)	—	—	2,348	—
COVID-19 supplemental employee benefits (c)	—	68	—	577
Significant acquisition amortization (d)	11,884	—	26,410	—
Gain associated with equity method investment activities (f)	(7,095)	—	(12,761)	—
Research and development tax credits (g)	—	—	—	(2,928)
Release of income tax reserves (h)	—	—	—	(29)
Loss on debt extinguishment (i)	—	—	—	13,239
Amortization and write-off of debt issuance costs and debt discount	821	705	2,524	1,722
Adjustments for tax effect (j)	(2,848)	(201)	(27,127)	(4,040)
Adjusted Net Income	$ 136,954	$ 144,943	$ 452,991	$ 418,322
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	134,262,250	138,886,119	135,314,226	138,932,125
Adjusted Net Income Per Diluted Share (k)	$ 1.02	$ 1.04	$ 3.35	$ 3.01
Free Cash Flow				
Net cash provided by operating activities	$ 21,405	$ 232,935	$ 481,151	$ 798,959
Less: Purchases of property, equipment and software	(21,933)	(15,949)	(51,608)	(54,033)
Free Cash Flow	$ (528)	$ 216,986	$ 429,543	$ 744,926

(a) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity. Acquisition costs primarily include costs associated with (i) due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees associated with the completion of the acquisitions of Liberty IT Solutions, LLC ("Liberty") and Tracepoint Holdings, LLC ("Tracepoint").

(b) Reflects expenses associated with debt financing activities incurred during the first quarter of fiscal 2022.

(c) Represents the supplemental contribution to employees' dependent care FSA accounts in response to COVID-19.

(d) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty in the first quarter of fiscal 2022.

(e) Reflects the combination of Interest expense and Other income (expense), net from the condensed consolidated statement of operations.

(f) Represents (i) a gain in the second quarter of fiscal 2022 associated with the Company's previously held equity method investment in Tracepoint and (ii) a gain in the third quarter of fiscal 2022 associated with the divestiture of a controlling financial interest of a certain product offering.

(g) Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2021 related to an increase in research and development credits available for fiscal years 2016 to 2019.

(h) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle acquisition.

(i) Reflects the loss on debt extinguishment resulting from the redemption of Booz Allen Hamilton Inc.'s 5.125% Senior Notes due 2025, including $9.0 million of the premium paid at redemption, and write-off of the unamortized debt issuance cost.

(j) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.

(k) Excludes adjustments of approximately $0.9 million and $2.4 million of net earnings for the three and nine months ended December 31, 2021, respectively, and excludes adjustments of approximately $0.9 million and $2.3 million of net earnings for the three and nine months ended December 31, 2020, respectively, associated with the application of the two-class method for computing diluted earnings per share.

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1 0 Exhibit 5 Booz Allen Hamilton Holding Corporation Operating Data As of December 31, (Amounts in millions) 2021 2020 Backlog* Funded $ 4,044 $ 3,620 Unfunded 9,415 5,971 Priced Options 14,302 13,695 Total Backlog $ 27,761 $ 23,286 Three Months Ended December 31, Nine Months Ended December 31, 2021 2020 2021 2020 Book-to-Bill ** 0.39 0.32 1.25 1.43 ** Book-to-bill is calculated as net bookings, which represents the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, divided by the relevant fiscal period revenue. As of December 31, 2021 2020 Headcount Total Headcount 29,453 27,566 Consulting Staff Headcount 26,294 24,693 Three Months Ended December 31, Nine Months Ended December 31, 2021 2020 2021 2020 Percentage of Total Revenue by Contract Type Cost-Reimbursable 53% 57% 54% 56% Time-and-Materials 24% 24% 24% 25% Fixed-Price 23% 19% 22% 19% 10 * Backlog presented as of December 31, 2021 includes backlog acquired from the Company's acquisitions made during the nine months ended December 31, 2021. Total backlog acquired was approximately $2.0 billion as of December 31, 2021.